UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 4, 2021

APPLIED UV, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39480	84-4373308
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

150 N. Macquesten Parkway Mount Vernon, NY	10550
(Address of registrant’s principal executive office)	(Zip code)

(914) 665-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AUVI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2021, Applied UV, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with its President, Mr. Max Munn, pursuant to which Mr. Munn will continue to serve as the President of the Company and the Manager and Chief Executive Officer of the Company’s wholly owned subsidiary, Munn Works LLC. The Employment Agreement is for an initial three-year term (the “Term”) and will automatically renew for successive one-year terms unless terminated by either party as provided under the Employment Agreement. As base salary for the entire Term, Mr. Munn will receive a one-time payment of $3.00 plus the Base Salary Options, which have an exercise price of $7.80 and vest monthly over the Term. Mr. Munn may not transfer the shares of common stock issued to him upon the exercise of the Base Salary Options until March 4, 2024. Pursuant to the terms of the Employment Agreement, Mr. Munn is also eligible for an annual cash bonus of up to $500,000 based on the performance of the Company and as determined by the Compensation Committee of the Board of Directors of the Company. Mr. Munn is also entitled to the use of company owned car for business and personal use, or at his option a car allowance of $850 per month plus the cost of auto insurance. Mr. Munn will be entitled to participate in all the welfare benefit plans and programs maintained by the Company from time to time for the benefit of its senior executives

“Base Salary Options” means options to purchase a number of shares of the Parent equal to $944,997 divided by the Board Approved Option Value.

“Board Approved Option Value” means the per option value that is determined by the Board of Directors in its sole discretion and based on either (x) a specific value or (y) a range of values, in each case, determined by an independent valuation firm chosen by the compensation committee of the Board of Directors.

Mr. Munn may terminate the Employment Agreement with 30 days prior written notice to the Company’s board of directors and the Company may terminate Mr. Munn for “cause” as defined in the Employment Agreement.

The foregoing description is intended only as a summary of the material terms of the Munn Employment Agreement and is qualified in its entirety by reference to the full Munn Employment Agreement, a copy of which is attached as Exhibit 10.1 of this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement between Applied UV, Inc. and Max Munn, dated March 4, 2021.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied UV, Inc.

Date: March 9, 2021	By:	/s/ Keyoumars Saeed
	Name:	Keyoumars Saeed
	Title:	Chief Executive Officer

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